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Tesco Corporation Announces First Quarter 2008

Earnings Release and Conference Call

For Immediate Release

Trading Symbol:

"TESO" on NASDAQ

"TEO" on TSX

April 25, 2008

Tesco Corporation has scheduled a conference call to discuss first quarter 2008 results on Friday, May 2, 2008 at 10:00 a.m. CST. Financial results for the first quarter of 2008 are expected to be released Thursday, May 1, 2008 after the market closes. Individuals who wish to participate in the conference call should dial US/Canada (866) 433-0163 or International (706) 679-3976 approximately five to ten minutes prior to the scheduled start time of the call. The conference ID for this call is 45535193.

The conference call and all questions and answers will be recorded and made available until June 2, 2008. To listen to the recording call (800) 642-1687 or (706) 645-9291 and enter conference ID 45535193.

The conference call will be webcast live as well as for on-demand listening at the Company's web site, www.tescocorp.com. Listeners may access the call through the "Conference Calls" link in the Investor Relations section of the site.

Tesco Corporation is a global leader in the design, manufacture and service of technology based solutions for the upstream energy industry. The Corporation seeks to change the way people drill wells by delivering safer and more efficient solutions that add real value by reducing the costs of drilling for and producing oil and gas.

For further information please contact:

Tony Tripodo (713) 359-7000

Tesco Corporation

FORWARD-LOOKING STATEMENTS

This presentation contains statements that may constitute "forward-looking statements" within the meaning of the US Private Securities Litigation Reform Act of 1995. These statements include, among others, statements regarding expectations of future revenues, activities, capital expenditures and earnings and technical results. These statements are based on current expectations that involve a number of risks and uncertainties, which could cause actual results to differ from those anticipated. These risks include, but are not limited to: the background risks of the drilling services industry (e.g. operational risks; potential delays or changes in plans with respect to customers' exploration or development projects or capital expenditures; the uncertainty of estimates and projections relating to levels of rental activities; uncertainty of estimates and projections of costs and expenses; risks in conducting foreign operations (e.g. political and fiscal instability) and exchange rate fluctuations); uncertainty and risks in technical results and performance of technology; and other uncertainties.